Exhibit 10.14

VENTRUS BIOSCIENCES, INC.

2010 EQUITY INCENTIVE PLAN

1.           Purpose.  The purposes of this 2010 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentives to directors, employees, and consultants of the Company; and

•	to promote the success of the Company's business and the shareholders' interests.

This Plan is intended to provide incentives:

(a) to employees of Ventrus BioSciences, Inc. (the “Company”), or its parent (if any) or any of its present or future subsidiaries (collectively, “Related Corporations”), by providing them with opportunities to purchase Common Stock (as defined in Section 4) of the Company pursuant to options granted hereunder that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”);

(b) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase Common Stock of the Company pursuant to options granted hereunder that do not qualify as ISOs (Nonstatutory Stock Options, or “NSOs”);

(c) to directors, employees and consultants of the Company and Related Corporations by providing them with a right to receive the appreciation on Common Stock (“Stock Appreciation Rights” or “SARs”);

(d) to directors, employees and consultants of the Company and Related Corporations by providing them with restricted stock or bonus awards of Common Stock of the Company (“Stock Bonuses”); and

(e) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of Common Stock of the Company (“Purchase Rights”).

Both ISOs and NSOs are referred to hereafter individually as “Options”, and Options, SARs, Stock Bonuses and Purchase Rights are referred to hereafter collectively as “Stock Rights”.  As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.

2.           Administration of the Plan.

(a)           The Plan shall be administered by (i) the Board of Directors of the Company (the “Board”) or (ii) a committee consisting of directors or other persons appointed by the Board (the “Committee”).  The appointment of the members of, and the delegation of powers to, the Committee by the Board shall be consistent with applicable laws and regulations (including, without limitation, the Code, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (“Rule 16b-3”), the rules of the Company’s primary stock exchange and any applicable state law (collectively, the “Applicable Laws”)).  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(b)           Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by an Applicable Law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority, in its discretion, to:

(i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the classes of individuals and entities eligible under Section 3 to receive NSOs, Stock Bonuses and Purchase Rights) to whom NSOs, Stock Bonuses and Purchase Rights may be granted;

(ii) determine the time or times at which Options, Stock Bonuses or Purchase Rights may be granted (which may be based on performance criteria);

(iii) determine the number of shares of Common Stock subject to any Stock Right granted by the Committee;

(iv) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6 hereof, as appropriate, and the purchase price of shares subject to each Purchase Right and to determine the form of consideration to be paid to the Company for exercise of such Option or purchase of shares with respect to a Purchase Right;

(v) determine whether each Option granted shall be an ISO or NSO;

(vi) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

(vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Stock Bonuses and Purchase Rights and the nature of such restrictions, if any;

(viii) approve forms of agreement for use under the Plan;

(ix) determine the fair market value of a Stock Right or the Common Stock underlying a Stock Right, provided that the Committee shall not establish the fair market value of a share of Common Stock as less than the fair market value as defined pursuant to Section 6(d) below;

(x) accelerate vesting on any Stock Right, only in the cases of death, disability or change in control, or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to a Stock Right;

(xi) reduce the exercise price of any Stock Right if the fair market value of the Common Stock covered by such Stock Right shall have declined since the date the Stock Right was granted (in accordance with any shareholder approval requirements set forth in Section 17 below);

(xii) modify or amend each Stock Right (subject to Section 8(d) of the Plan) including the discretionary authority to extend the post-termination exercisability period of Stock Rights longer than is otherwise provided for by terms of the Plan or the Stock Right;

(xiii) construe and interpret the Plan and Stock Rights granted hereunder and prescribe and rescind rules and regulations relating to the Plan; and

(xiv) make all other determinations necessary or advisable for the administration of the Plan.

If the Committee determines to issue an NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(c)           The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine.  Acts by a majority of the Committee, approved in person at a meeting or in writing, shall be the valid acts of the Committee.  All references in this Plan to the Committee shall mean the Board if no Committee has been appointed.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

(d)           Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company’s Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

(e)           To the extent that Stock Rights are to be qualified as “performance-based” compensation within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.

(f)           Subject to the provisions of the Plan and except to the extent prohibited by Applicable Law, the Board or Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(g)           The decisions, determinations and interpretations of the administrator of the Plan under paragraph 2(a) will be final and binding on all holders of Stock Rights pursuant to the Plan.

3.           Eligible Employees and Others.

(a)           Eligibility.  ISOs may be granted to any employee of the Company or any Related Corporation.  Those officers of the Company who are not employees may not be granted ISOs under the Plan.  NSOs, Stock Bonuses and Purchase Rights may be granted to any director, employee or consultant of the Company or any Related Corporation. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

(b)           Special Rule for Grant of Stock Rights to Reporting Persons.  The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of a Stock Right, the timing of the Stock Right grant, the exercise price, if any, of the Stock Right and the number of shares subject to the Stock Right shall be determined either (i) by the Board, or (ii) by a committee of the Board that is composed solely of two or more Non-Employee Directors having full authority to act in the matter.  For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such under Rule 16b-3(b)(3), as interpreted from time to time.

4.           Stock.  The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner.  The aggregate number of shares that may be issued pursuant to the Plan is 2,467,200 shares of Common Stock, subject to adjustment as provided herein.  Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted.

(a)
If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

(b)
In the event any Stock Option or other Award granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Common Stock, any shares of Common Stock so tendered or withheld shall not again be available for Awards under the Plan.

(c)
The aggregate number of shares of Common Stock awarded to any Participant under the Plan pursuant to any Stock Right intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code shall not exceed 1,233,600 shares in any three-year period.

(d)
Shares of Common Stock available for awards under the stockholder-approved plan of a company acquired by the Company (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition) may be used for Awards under the Plan to individuals who were not Eligible Participants prior to such acquisition and shall not count against the limit on the aggregate number of shares of Common Stock which are authorized for issuance under the Plan.

(e)	Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from exercise of Stock Options shall not be available for Awards under the Plan.

(f)	The Company shall at all times reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.           Granting of Stock Rights.  Stock Rights may be granted under the Plan at any time after the Effective Date, as set forth in Section 17, and prior to ten years thereafter.  The date of grant of a Stock Right under the Plan will be the date specified by the Board or Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Committee acts.  The Board or Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to an NSO pursuant to Section 18.

6.           Minimum Price; ISO Limitations.

(a)           The price per share specified in the agreement relating to each NSO, Stock Bonus or Purchase Right granted under the Plan shall be established by the Board or Committee at a price no less than fair market value, taking into account any noncash consideration to be received by the Company from the recipient of Stock Rights.

(b)           The price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant.

(c)           To the extent that the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Options will be treated as NSOs, provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code.  The rule of this Section 6(c) shall be applied by taking Options in the order in which they were granted.

(d)           If, at the time a Stock Right is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the time such a Stock Right is granted and shall mean:

(i) if the Common Stock is then traded on a national securities exchange, the closing sale price for the Common Stock (or the closing bid, if no sales were reported as quoted on such exchange or market); or

(ii) the closing bid price or average of bid prices last quoted on that date by an established quotation service, if the Common Stock is not reported on a national securities exchange.

However, if the Common Stock is not publicly traded at the time a Stock Right is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board or Committee after taking into consideration all factors that it deems appropriate.

7.           Option Duration.  Subject to earlier termination as provided in Sections 10 and 11, each Option shall expire on the date specified by the Board or Committee, but not more than:

(a) ten (10) years from the date of grant in the case of NSOs;

(b) ten (10) years from the date of grant in the case of ISOs generally; and

(c) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

Subject to earlier termination as provided in Sections 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into an NSO pursuant to Section 18.

8.           Exercise of Options.  Subject to the provisions of Section 10 through Section 13 of the Plan, each Option granted under the Plan shall be exercisable as follows:

(a)           the Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board or Committee may specify;

(b)           once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board or Committee;

(c)           each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

(d)           the Board or Committee shall have the right to accelerate the date of exercise of any installment of any Option, provided that the Board or Committee shall not accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into an NSO pursuant to Section 18) without the prior consent of such employee if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code, as described in Section 6(c).

9.           Stock Appreciation Rights.  Each SAR agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.  SARs may be granted as stand-alone Stock Rights or in tandem with other Stock Rights.  The terms and conditions of SAR agreements may change from time to time, and the terms and conditions of separate SAR agreements need not be identical; provided, however, that each SAR agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Term.  No SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the SAR agreement.

(b)           Strike Price.  Each SAR will be denominated in shares of Common Stock equivalents.  The strike price of each SAR shall not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to the SAR on the date of grant.

(c)           Calculation of Appreciation.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the participant is vested under such SAR, and with respect to which the participant is exercising the SAR on such date, over (B) the strike price.

(d)           Vesting.  At the time of the grant of a SAR, the Board or Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its sole discretion, deems appropriate.

(e)           Exercise.  To exercise any outstanding SAR, the participant must provide written notice of exercise to the Company in compliance with the provisions of the SAR agreement evidencing such SAR.

(f)           Payment.  The appreciation distribution in respect of a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board or Committee and set forth in the SAR agreement evidencing SAR.

(g)           Termination of Continuous Service.  In the event that a participant's continuous service terminates (other than For Cause, as defined in Section 10), the participant may exercise his or her SAR (to the extent that the participant was entitled to exercise such SAR as of the date of termination of continuous service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the participant's continuous service (or such longer or shorter period specified in the SAR agreement), or (B) the expiration of the term of the SAR as set forth in the SAR agreement.  If, after termination of continuous service, the participant does not exercise his or her SAR within the time specified herein or in the SAR agreement (as applicable), the SAR shall terminate.

(h)           Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any SARs granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code.  Such restrictions, if any, shall be determined by the Board and contained in the SAR agreement evidencing such SAR.

10.           Termination of Employment or Affiliation.  If a grantee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 11, or by reason of a termination “For Cause” as defined in this Section 10, unless otherwise specified in Section 9 (in the case of SARs) or in the instrument granting such Stock Right, the grantee shall have the continued right to exercise any Stock Right held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination until the date set forth in the Stock Right; provided, however, in the event the grantee exercises any ISO after the date that is three months following the date of termination of employment, such ISO will automatically be converted into an NSO subject to the terms of the Plan.  Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such grantee’s right to reemployment with the Company is guaranteed by statute or by contract.  A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the grantee after the approved period of absence; provided that the foregoing approval requirement shall not apply to a leave of absence guaranteed by statute or contract. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

For purposes of this Plan, a change in status from employee to a consultant, or from a consultant to employee, will not constitute a termination of employment, provided that a change in status from an employee to consultant may cause an ISO to become an NSO under the Code. In the event of a termination “For Cause,” the right of a grantee to exercise a Stock Right shall terminate as of the date of termination.  For purposes of this Plan, “For Cause” shall mean the termination of a grantee’s status as an employee, a director or consultant (as applicable) for any of the following reasons, as determined by the Committee; provided, that, with respect to an employee that is party to an agreement with the Company where a termination for cause is defined in such agreement, the definition in such agreement shall govern the determination under this Section 10:

(i)           A grantee who is a consultant and who commits a material breach of any consulting, noncompetition, confidentiality or similar agreement with the Company or a subsidiary, as determined under such agreement;

(ii)           A grantee who is an employee, director or a consultant and who is convicted (including a trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;

(iii)           A grantee who is an employee, director or a consultant and who willfully engages in gross misconduct or willfully violates a Company or a subsidiary policy which is materially and demonstrably injurious to the Company and/or a subsidiary after a written demand to cease such misconduct or violation has been delivered by the Committee to the grantee that specifically identifies the manner in which the Committee believes that the grantee has violated this Paragraph (iii), and the grantee fails to cease such misconduct or violation and remedy any injury suffered by the Company or the subsidiary as a result thereof within thirty (30) calendar days after receiving such notice, unless the Board determines that a shorter period of time is reasonable under the circumstances, provided, however, that no act or failure to act, on the grantee’s part shall be considered “willful” unless done, or omitted to be done, by the grantee not in good faith and without reasonable belief that the grantee’s action or omission was in the best interest of the Company or the subsidiary; or

(iv)           A grantee who is a Company or Related Corporation employee and who commits a material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Corporation, as determined under such agreement.

NOTHING IN THE PLAN SHALL BE DEEMED TO GIVE ANY GRANTEE OF ANY STOCK RIGHT THE RIGHT TO BE RETAINED IN EMPLOYMENT OR OTHER SERVICE BY THE COMPANY OR ANY RELATED CORPORATION FOR ANY PERIOD OF TIME OR TO AFFECT THE AT-WILL NATURE OF ANY EMPLOYEE’S EMPLOYMENT.

11.           Death; Disability.

(a)           If a grantee ceases to be employed by or otherwise affiliated with the Company and all Related Corporations by reason of death, or if a grantee dies within three (3) months of the date his or her employment or other affiliation with the Company has been terminated, any Stock Right held by him or her may be exercised to the extent of the number of shares with respect to which he or she could have exercised said Stock Right on the date of death, by his or her estate, personal representative or beneficiary who has acquired the Stock Right by will or by the laws of descent and distribution (the “Successor Grantee”), unless otherwise specified in the instrument granting such Stock Right, prior to the earlier of (i) one (1) year after the date of termination or (ii) the Stock Right’s specified expiration date, provided, however, that a Successor Grantee shall be entitled to ISO treatment under Section 421 of the Code only if the deceased optionee would have been entitled to like treatment had he or she exercised such Option on the date of his or her death provided, however, in the event the Successor Grantee exercises an ISO after the date that is one (1) year following the date of termination by reason of death, such ISO will automatically be converted into a NSO subject to the terms of the Plan.

(b)           If a grantee ceases to be employed by or otherwise affiliated with the Company and all Related Corporations by reason of disability, he or she shall continue to have the right to exercise any Stock Right held by him or her on the date of termination until, unless otherwise specified in the instrument granting such Stock Right, the earlier of (i) one (1) year after the date of termination or (ii) the Stock Right’s specified expiration date, provided, however, in the event the grantee exercises an ISO after the date that is one (1) year following the date of termination by reason of disability, such ISO will automatically be converted into a NSO subject to the terms of the Plan. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(c)           The provisions of subsections (a) and (b) of this Section 11 regarding the exercise period of a Stock Right may be waived, extended or further limited, in the discretion of the Board or Committee, in an instrument granting a Stock Right that is not an ISO.

12.           Transferability and Assignability of Stock Rights.

(a)           No ISO granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution.  An ISO may be exercised during the lifetime of the optionee only by the optionee.

(b)           Any vested NSO or Purchase Right may be transferable by the grantee to the grantee’s family members by will or by the laws of descent and distribution. For purposes of the Plan, a grantee’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals.  A family member to whom any such Stock Right has been transferred pursuant to this Section 12(b) shall be hereinafter referred to as a “Permitted Transferee”.  A Stock Right shall be transferred to a Permitted Transferee in accordance with the foregoing provisions, and subject to all the provisions of the Stock Right Agreement and this Plan, by the execution by the grantee and the transferee of an assignment in writing in such form approved by the Board or the Committee.  The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the grantee.

13.           Terms and Conditions of Stock Rights.  Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in Sections 6 through 12 hereof and may contain such other provisions as the Board or Committee deems advisable that are not inconsistent with the Plan, including restrictions (which may be measurable performance objectives established pursuant to this Plan for grantees  who have received awards of performance-based Stock Rights, including, without limitation, objectives which may be described in terms of company-wide objectives or objectives that are related to the performance of the individual grantee or of the subsidiary, division, department or function within the Company in which the grantee is employed; objectives may be relative to the performance of other companies; objectives applicable to any grantee may be based upon specified levels of, or growth in, one of more of the following criteria, determined either as an absolute number or percentage or in comparison to the performance of specified companies or indices:  cash flow, EPS, EBITDA, EBIT, net income, ROA, ROE, revenue, stock price, TSR, operating profit, page views, impressions, unique visitors, or other conditions deemed by the Board or Committee to be in the best interests of the Company) applicable to the exercise of Options or to shares of Common Stock issuable upon exercise of Options.  In granting any NSO, the Board or Committee may specify that such NSO shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Committee may determine.  The Board or Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.           Adjustments.  Upon the occurrence of any of the following events, the rights of a recipient of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless otherwise provided in the written agreement between the recipient and the Company relating to such Stock Right.

(a)           If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of outstanding Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend.

(b)           If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), unless otherwise provided by the Board or Committee, in its sole discretion, the Board or Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, as to outstanding Stock Rights, make appropriate provision for the continuation of such Stock Rights by either assumption of such Stock Rights or by substitution of such Stock Rights with an equivalent award. For Stock Rights that are so assumed or substituted, in the event of a termination of grantee’s employment or consulting relationship by the Company or its successor other than For Cause or by grantee for Good Reason (as defined below) within sixty (60) days prior to and one hundred and eighty (180) days after an Acquisition, all Stock Rights held by such grantee shall become vested and immediately and fully exercisable and all forfeiture restrictions shall be waived. If the Board, the Committee, or the Successor Board does not make appropriate provisions for the continuation of such Stock Rights by either assumption or substitution, unless otherwise provided by the Board or Committee in its sole discretion, Stock Rights shall become vested and fully and immediately exercisable and all forfeiture restrictions shall be waived and all Stock Rights not exercised at the time of the closing of such Acquisition shall terminate notwithstanding anything to the contrary in Section 10 hereof.  For purposes of this Plan, a termination for “Good Reason” shall mean the resignation of an employee within thirty (30) days after the following actions:  (i) without the express written consent of employee, the Company assigns duties which are materially inconsistent with employee’s position, duties and status; (ii) any action by the Company which results in a material diminution in the position, duties or status of employee or any transfer or proposed transfer of employee for any extended period to a location  more than fifty (50) miles away from such employees’ principal place of employment, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to employee; or (iii) the Company reduces the base annual salary of employee, as then in effect.

(c)           In the event of a transaction, including without limitation, a recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company are exchanged for other securities, an optionee or grantee upon exercising a Stock Rights shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Stock Right immediately prior to such recapitalization or reorganization.

(d)           In the event of a spin-off from the Company or other non-cash dividend on the outstanding shares of Common Stock, the Company will make appropriate equitable adjustments to the exercise price of all outstanding Options and SARs, and to the number of shares underlying such awards.

(e)           In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board or Committee.

(f)           Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Right.  No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Stock Rights hereunder.

(g)           No fractional shares shall be issued under the Plan and any optionee who would otherwise be entitled to receive a fraction of a share upon exercise of a Stock Right shall receive from the Company cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Board or Committee.

(h)           Upon the happening of any of the foregoing events described in subsections (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights that previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described.  The Board or Committee or the Successor Board shall determine the specific adjustments to be made under this Section 14 and, subject to Section 2, its determination shall be conclusive.

15.           Means of Exercising Stock Rights.  Except as otherwise provided in this Plan or the instrument evidencing the Stock Right, a Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address to the attention of its Corporate Secretary.  Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor, if any, payable as follows (a) in United States dollars in cash or by check, (b) at the discretion of the Board or Committee, through the delivery of already-owned shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right and, in the case of such already-owned shares of Common Stock, having been owned by the participant for more than six (6) months from the date of surrender, (c) at the discretion of the Board or Committee, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at a market rate that is no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Board or Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Stock Right having a fair market value on the date of exercise equal to the aggregate price of the Stock Right, (e) at the discretion of the Board or Committee, delivery of a notice that the grantee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Stock Right and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Stock Right Exercise Price, provided that payment of such proceeds is then made to the Company upon settlement of the sale, or (f) at the discretion of the Board or Committee, by any combination of (a), (b), (c), (d) and (e) or such other consideration and method of payment for the issuance of shares to the extent permitted by applicable law or the Plan. If the Board or Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) (d), (e) or (f) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question and such exercise shall also be governed by any terms set forth in the written agreement evidencing the grant of the Stock Right.  The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by the Stock Right until the date of issuance of a stock certificate for such shares.  Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.           Surrender of Stock Rights for Cash or Stock.  The Board or Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, accept the surrender by an optionee or grantee of a Stock Right granted to him under the Plan and authorize payment in consideration therefor of an amount equal to the difference between the purchase price payable for the shares of Common Stock under the instrument granting the Option and the fair market value of the shares subject to the Stock Right (determined as of the date of such surrender of the Stock Right).  Such payment shall be made in shares of Common Stock valued at fair market value on the date of such surrender, or in cash, or partly in such shares of Common Stock and partly in cash as the Board or Committee shall determine.  The surrender shall be permitted only if the Board or Committee determines that such surrender is consistent with the purpose set forth in Section 1, and only to the extent that the Stock Right is exercisable under Section 8 on the date of surrender.  In no event shall an optionee or grantee surrender his or her Stock Right under this Section if the fair market value of the shares on the date of such surrender is less than the purchase price payable for the shares of Common Stock subject to the Stock Right.  Any ISO surrendered pursuant to the provisions of this Section 16 shall be deemed to have been converted into a NSO immediately prior to such surrender.

17.           Term and Amendment of Plan.  This Plan was adopted by the Board on August 4, 2010 and by the stockholders of the Company on September 2, 2010 (the “Effective Date”).  The Plan shall expire ten (10) years after the Effective Date (except as to Stock Rights outstanding on that date).  The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions:

(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14);

(b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified;

(c) the provisions of Section 6(b) regarding the exercise price at which shares may be offered pursuant to Options may not be modified (except by adjustment pursuant to Section 14);

(d) the expiration date of the Plan may not be extended; and

(e) except as provided in Section 13, the Company may not amend an Option or SAR awarded under the Plan to reduce its price per share, cancel and regrant new Options or SARs with lower prices per share than the original prices per share of the cancelled Options or SARs, or cancel any Options or SARs in exchange for cash or the grant replacement Awards having the effect of a reprising without approval by the Company’s shareholders.

Except as provided in Section 14(b) and this Section 17, in no event may action of the Board or stockholders adversely alter or impair the rights of a grantee, without his or her consent, under any Stock Right previously granted.  The approval of the stockholders of the Company will be obtained as may be required by the applicable listing regulations of any national securities exchange on which the Company’s Common Stock may then be listed by the Company.

18.           Conversion of ISOs into NSOs; Termination of ISOs; Forfeiture.

(a)           The Board or Committee, with the consent of any optionee, may in its discretion take such actions as may be necessary to convert an optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs.  These actions may include, but not be limited to, accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of optionee’s Options.  At the time of such conversion, the Board or Committee (with the consent of the optionee) may impose these conditions on the exercise of the resulting NSOs as the Board or Committee in its discretion may determine, provided that the conditions shall not be inconsistent with the Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into NSOs, and no conversion shall occur until and unless the Board or Committee takes appropriate action.  The Board or Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of termination.

(b)           If the Board has reliable evidence of knowing misconduct by a Stock Right recipient that resulted in the incorrect overstatement of the Company's earnings or other financial measurements which were taken into consideration with respect to management objectives, and the recipient received an award pursuant to this Plan and such awards vested or became nonforfeitable as a result of such overstatement, the Board may require that the recipient forfeit the full amount of any awards granted pursuant to this Plan that resulted from such overstatement.  For the avoidance of doubt, this provision shall not apply to any awards granted pursuant to any other equity incentive plans.  The remedy specified in this paragraph shall not be exclusive, and shall be in addition to every other right or remedy at law or in equity that may be available to the Company.

19.           Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.           Withholding of Additional Income Taxes.

(a)           Upon the exercise of an NSO, or the grant of a Stock Bonus or Purchase Right for less than the fair market value of the Common Stock, the making of a Disqualifying Disposition (as defined in Section 21), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder or the surrender of an Option pursuant to Section 16, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the optionee, Stock Bonus recipient or purchaser to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.  With respect to (a) the exercise of an Option, (b) the grant of a Stock Bonus, (c) the grant of a Purchase Right of Common Stock for less than its fair market value, (d) the vesting of restricted Common Stock acquired by exercising a Stock Right, or (e) the acceptance of a surrender of an Option, the Committee in its discretion may condition such event on the payment by the optionee, Stock Bonus recipient or purchaser of any such additional withholding taxes.

(b)           At the sole and absolute discretion of the Committee, the holder of Stock Rights may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Stock Rights, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Common Stock otherwise to be transferred to the holder of such Stock Rights as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the holder’s actual minimum withholding obligation with respect to the exercise of Stock Rights.  In such event, the holder of Stock Rights must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined.  For purposes of this Section 20(b), shares of Common Stock shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.

21.           Notice to Company of Disqualifying Disposition.  Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any Common Stock acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before either (a) two (2) years after the date the employee was granted the ISO, or (b) one (1) year after the date the employee acquired Common Stock by exercising the ISO.  If the employee has died before such Common Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.           Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.  In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.